Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192238) of Fox Factory Holding Corp. and subsidiaries of our report dated May 26, 2020, relating to the financial statements of MCM Custom Vehicles, LLC which appears in this Amendment No. 1 to Current Report on Form 8-K.

/s/ Borland Benefield, P.C.
Birmingham, Alabama
May 26, 2020